Exhibit 99.1

NanoString Technologies Releases Operating Results for Third Quarter of 2020
SEATTLE - November 9, 2020 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the third quarter of 2020.
Third Quarter Financial Highlights
•Product and service revenue of $30.1 million, 14% year-over-year growth. On a pro forma basis, reflecting the impact of the Veracyte transaction on revenue recorded for Prosigna® IVD kits, product and service revenue increased by 22%
•Instrument revenue of $12.9 million, 60% year-over-year growth. Instrument revenue includes $7.5 million of GeoMx® Digital Spatial Profiler (DSP) instrument revenue
•Consumables revenue of $13.7 million, 11% year-over-year decline. On a pro forma basis, reflecting the impact of the Veracyte transaction, consumables revenue was flat year-over-year. Consumables revenue includes $1.4 million of GeoMx DSP® consumables revenue
•Service revenue of $3.6 million, 16% year-over-year growth
"We delivered over 20% pro forma revenue growth in Q3, and extended our spatial genomics leadership with the launch of NGS readout for GeoMx," said Brad Gray, President and CEO of NanoString. "With our recent successful financing, we have the strongest balance sheet in our company's history, positioning us to fully support our market and technology development initiatives."
GeoMx DSP Platform
•GeoMx Orders: Received orders for more than 25 GeoMx® DSP instruments in the third quarter, bringing cumulative orders received to more than 150 instruments since launch
•GeoMx Shipments and Installs: Shipped more than 30 and installed approximately 35 GeoMx® DSP instruments in the third quarter, bringing cumulative shipments to more than 120 and cumulative installs to approximately 100 instruments since launch
•Launch of Next Generation Sequencing (NGS) Readout and Cancer Transcriptome Atlas (CTA): Announced the launch of GeoMx DSP compatibility with Illumina’s next generation sequencers, as well as the commercial availability of the CTA, the first in a portfolio of GeoMx DSP products that will utilize NGS readout
•GeoMx Protein Readout for NGS: Launched new NGS panels that include more than 50 proteins for immuno-oncology applications. These protein assays can be used in combination with the Cancer Transcriptome Atlas to enable multi-analyte spatial readout using NGS
•Launch of Whole Transcriptome Atlas under GeoMx Technology Access Program (TAP): Announced the availability of the new GeoMx Whole Transcriptome Atlas through TAP for the GeoMx DSP, which provides expanded access to next generation sequencing readout on GeoMx DSP
•Continued Expansion of GeoMx TAP: Generated more than 75 new TAP orders, of which more than 50% included NGS readout
•Publications: Continued growth of peer-reviewed publications utilizing GeoMx DSP technology, with 6 new publications in the third quarter, bringing the cumulative total to 29 peer-reviewed publications
nCounter Platform
•nCounter Installed Base: Grew installed base to approximately 915 nCounter® Analysis Systems at September 30, 2020, as compared to approximately 820 systems at September 30, 2019
•nCounter Publications: Surpassed 3,800 cumulative peer-reviewed publications utilizing nCounter technology
•New Panel Launch: Launched new nCounter Host Response Panel that allows scientists to study the immune response to SARS CoV2, or any other pathogen. The Host Response Panel can be combined with the COVID-19 Panel Plus spike-in or custom content, enabling researchers to characterize the host and viral genes simultaneously
Financial
•Balance Sheet: Completed an underwritten public offering of 5,750,000 shares of our common stock in October 2020, for net proceeds of $215.8 million. Concluded the quarter with $231.0 million in cash, cash equivalents and short-term investments. Following the equity offering completed in October 2020, our cash, cash equivalents and short-term investments balance is $446.8 million
Corporate
•Investor Day: Announced a virtual Investor Day that will be held on Tuesday, December 1st focused on updates to our product roadmap, commercial initiatives and the development of the spatial biology market
Third Quarter Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Three Months Ended September 30,
	GAAP		Non-GAAP Adjusted
	2020	2019	2020	2019
Product and service revenue	$30,090	$26,349	$30,090	$26,349
Collaboration revenue	1,755	4,255	—	—
Total revenue	31,845	30,604	30,090	26,349
Cost of product and service revenue	13,962	10,925	13,497	10,391
Research and development	14,993	17,007	12,660	15,029
Selling, general and administrative	20,474	23,382	16,622	19,899
Adjusted EBITDA	N / A	N / A	$(12,689)	$(18,970)

Non-operating expense, net	(3,733)	(2,038)	(3,733)	(2,038)
Net loss	$(21,317)	$(22,748)	$(16,422)	$(21,008)

	Nine Months Ended September 30,
	GAAP		Non-GAAP Adjusted
	2020	2019	2020	2019
Product and service revenue	$75,730	$70,069	$75,730	$70,069
Collaboration revenue	5,324	18,568	—	—
Total revenue	81,054	88,637	75,730	70,069
Cost of product and service revenue	35,691	29,239	34,167	27,697
Research and development	48,234	50,063	41,162	44,468
Selling, general and administrative	66,107	69,317	56,156	60,124
Adjusted EBITDA	N / A	N / A	$(55,755)	$(62,220)

Non-operating expense, net	(18,096)	(4,701)	(18,096)	(4,701)
Net loss	$(87,074)	$(64,683)	$(73,851)	$(66,921)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com, supplemental financial data that includes our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the third quarter of 2020 and for each quarter of and the full year of 2019.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting http://www.directeventreg.com/registration/event/5172128. After registering, an email confirmation will be sent, including dial-in details and unique conference call codes for entry. Registration is open throughout the call but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: nanostring.com. A replay of the call will be available beginning November 9, 2020 at 7:30pm ET through midnight ET on November 16, 2020. To access the replay, dial (800) 585-8367 or (416) 621-4642 and reference Conference ID: 5172128. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
Pro Forma Financial Information
As used in this press release, “pro forma” percentages are calculated by comparing the applicable period-over-period financial results to reflect the impact of the Veracyte transaction as if such transaction had occurred on January 1, 2019, the beginning of the earliest period presented. Further disclosure regarding the terms and pro forma impact of the Veracyte transaction can be obtained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2019.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. Our nCounter® Analysis System has been cited in more than 3,800 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. Our GeoMx® Digital Spatial Profiler enables highly-multiplexed spatial profiling of RNA and protein targets in a variety of sample types. For more information, please visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth the impact of the COVID-19 pandemic and slowing global research activity on our operations and future financial performance, the impact of new products and expansion into new markets, the growth trajectory of our nCounter and GeoMx franchises, and the anticipated launch of new products and technology. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets, the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Instruments	$12,878	$8,037	$32,512	$17,295
Consumables	13,650	15,253	33,519	44,101
Services	3,562	3,059	9,699	8,673
Total product and service revenue	30,090	26,349	75,730	70,069
Collaboration	1,755	4,255	5,324	18,568
Total revenue	31,845	30,604	81,054	88,637
Costs and expenses:
Cost of product and service revenue	13,962	10,925	35,691	29,239
Research and development	14,993	17,007	48,234	50,063
Selling, general and administrative	20,474	23,382	66,107	69,317
Total costs and expenses (a) (b)	49,429	51,314	150,032	148,619
Loss from operations	(17,584)	(20,710)	(68,978)	(59,982)
Other income (expense):
Interest income	333	763	1,516	2,114
Interest expense	(4,154)	(2,415)	(11,153)	(6,052)
Other income (expense), net	159	(322)	(1,116)	(552)
Loss on extinguishment of debt and termination of revolving loan facility	—	—	(7,143)	—
Total other expense, net	(3,662)	(1,974)	(17,896)	(4,490)
Net loss before provision for income taxes	(21,246)	(22,684)	(86,874)	(64,472)
Provision for income taxes	(71)	(64)	(200)	(211)
Net loss	$(21,317)	$(22,748)	$(87,074)	$(64,683)
Net loss per share, basic and diluted	$(0.56)	$(0.64)	$(2.31)	$(1.90)
Shares used in calculating basic and diluted net loss per share	38,081	35,576	37,624	34,121

(a) Includes $5.0 million and $4.7 million of stock-based compensation expense for the three months ended September 30, 2020 and 2019, respectively, and $13.1 million and $12.7 million for the nine months ended September 30, 2020 and 2019, respectively.

(b) Includes $1.5 million and $1.2 million of depreciation and amortization expense for the three months ended September 30, 2020 and 2019, respectively, and $4.3 million and $3.6 million for the nine months ended September 30, 2020 and 2019, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$171,452	$29,033
Short-term investments	59,574	127,822
Accounts receivable, net	25,758	27,153
Inventory, net	26,159	19,781
Prepaid expenses and other	4,028	8,818
Total current assets	286,971	212,607
Property and equipment, net	20,856	20,184
Operating lease right-of-use assets	22,263	24,648
Other assets	2,727	2,315
Total assets	$332,817	$259,754
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,753	$10,282
Accrued liabilities	3,444	4,973
Accrued compensation and other employee benefits	13,476	15,579
Customer deposits	1,477	6,389
Deferred revenue, current portion	5,564	3,997
Operating lease liabilities, current portion	4,402	3,766
Total current liabilities	32,116	44,986
Deferred revenue, net of current portion	1,148	976
Other long-term liabilities	—	322
Long-term debt, net	169,964	79,951
Operating lease liabilities, net of current portion	26,994	29,368
Total liabilities	230,222	155,603
Total stockholders’ equity	102,595	104,151
Total liabilities and stockholders’ equity	$332,817	$259,754

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, selling, general and administrative expense and research and development expense. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude reorganization and restructuring costs and certain expenses related to collaborations from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income taxes and other special items as determined by management, including loss on extinguishment of debt, reorganization and restructuring costs, certain expenses related to collaborations, and transaction fees and expenses.

Reconciliation of Adjusted EBITDA ($ in thousands)

	Three Months Ended September 30,
	2020	2019
Net loss - GAAP	$(21,317)	$(22,748)
Collaboration revenue	(1,755)	(4,255)
Stock-based compensation[1]	4,983	4,748
Depreciation and amortization[2]	1,487	1,247
Interest expense, net	3,821	1,652
Other (income) expense, net	(159)	322
Provision for income taxes	71	64
Certain collaboration agreement expenses[4]	180	—
Adjusted EBITDA - non-GAAP	$(12,689)	$(18,970)

	Nine Months Ended September 30,
	2020	2019
Net loss - GAAP	$(87,074)	$(64,683)
Collaboration revenue	(5,324)	(18,568)
Stock-based compensation[1]	13,077	12,706
Depreciation and amortization[2]	4,301	3,624
Interest expense, net	9,637	3,938
Other expense, net	1,116	552
Loss on extinguishment of debt and termination of revolving loan facility	7,143	—
Provision for income taxes	200	211
Reorganization and restructuring charges[3]	629	—
Certain collaboration agreement expenses[4]	540	—
Adjusted EBITDA - non-GAAP	$(55,755)	$(62,220)
1 For the three months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.3 million, $1.1 million and $3.6 million, respectively. For the three months ended September 30, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.2 million, $1.2 million and $3.3 million, respectively. For the nine months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.8 million, $2.9 million and $9.4 million, respectively. For the nine months ended September 30, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.6 million, $3.5 million and $8.6 million, respectively.

2 For the three months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $1.1 million and $0.2 million, respectively. For the three months ended September 30, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.3 million, $0.7 million and $0.2 million, respectively. For the nine months ended September 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.7 million, $3.0 million and $0.6 million, respectively. For the nine months ended September 30, 2019, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.9 million, $2.1 million and $0.6 million, respectively.
3 For the nine months ended September 30, 2020, our research and development expenses included reorganization and restructuring charges of $0.6 million.
4 For the three months ended September 30, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.2 million. For the nine months ended September 30, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.5 million.